Exhibit 99.2

FOR IMMEDIATE RELEASE

Hallmark Financial Services, Inc. To Present at the

CFANY 22nd Annual Insurance Industry Conference

FORT WORTH, Texas, (March 12, 2018) - Hallmark Financial Services, Inc. (NASDAQ: HALL) announced today that Naveen Anand, Chief Executive Officer and President, will make a presentation at the 22nd Annual Insurance Industry Conference sponsored by the CFA Society of New York at 1540 Broadway, Suite 1010 in New York City on Monday, March 19, 2018, at 1:30 p.m. EDT.  The presentation materials will be available on Hallmark’s website at www.hallmarkgrp.com prior to the date of the presentation.

About Hallmark Financial Services, Inc.

Hallmark Financial Services, Inc. is a diversified specialty property/casualty insurer with offices in Dallas-Fort Worth, San Antonio, Chicago, Los Angeles, Atlanta and Jersey City. Hallmark markets, underwrites and services over half a billion dollars annually in commercial and personal insurance premiums in select markets. Hallmark is headquartered in Fort Worth, Texas and its common stock is listed on NASDAQ under the symbol "HALL."

Media Contact: Blake Zipoy, Director of Corporate Communications, bzipoy@hallmarkgrp.com

Hallmark Financial Services, Inc. 777 Main Street, Suite 1000, Fort Worth, TX 76102 817.348.1600 hallmarkgrp.com